As filed with the Securities and Exchange Commission on July 13, 2004

Registration No. 333-117037

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCREDITED HOME LENDERS HOLDING CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3669482
(State or Other Jurisdiction of Employer Incorporation or Organization)	(I.R.S. Employer Identification No.)

15090 Avenue of Science

San Diego, California 92128

(858) 676-2100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David E. Hertzel, Esq.

General Counsel

Accredited Home Lenders Holding Co.

15090 Avenue of Science

San Diego, California 92128

(858) 676-2100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher M. Smith, Esq.

Gray Cary Ware & Freidenrich LLP

4365 Executive Drive, Suite 1100

San Diego, CA 92121-2133

(858) 677-1400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time as described in the Prospectus.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock ($.001 par value)	510,697 shares	$28.41	$14,508,902	$1,839	(3)

(1)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the average of the high and low sales prices of the Registrant’s common stock as reported on the Nasdaq National Market on June 29, 2004.
(2)	Pursuant to Rule 416, this Registration Statement also covers such indeterminable additional shares as may become issuable as a result of any future anti-dilution adjustments.
(3)	Registration fee paid with initial filing on June 30, 2004.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Company’s registration statement on Form S-3 is being filed to correct an administrative error. A box on the front page of the registration statement became “unchecked.” It is now checked.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on July 13, 2004.

ACCREDITED HOME LENDERS HOLDING CO.

BY:	/s/ JAMES A. KONRATH
James A. Konrath Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. KONRATH James A. Konrath	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 13, 2004

/s/ JOHN S. BUCHANAN John S. Buchanan	Chief Financial Officer (Principal Financial and Accounting Officer)	July 13, 2004

/s/ RAY W. MCKEWON* Ray W. McKewon	Executive Vice President, Secretary and Director	July 13, 2004

/s/ JAMES H. BERGLUND* James H. Berglund	Director	July 13, 2004

/s/ GARY M. ERICKSON* Gary M. Erickson	Director	July 13, 2004

/s/ JODY A. GUNDERSON* Jody A. Gunderson	Director	July 13, 2004

/s/ RICHARD T. PRATT* Richard T. Pratt	Director	July 13, 2004

*By:	/s/ JAMES A. KONRATH
Attorney-in-Fact

II-I

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger.(1)

4.1	Certificate for shares of common stock.(2)

5.1	Opinion of Gray Cary Ware & Freidenrich LLP.(3)

23.1	Consent of Deloitte & Touche LLP.(3)

23.2	Consent of Gray Cary Ware & Freidenrich LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained in page II-4).(3)

(1)	Incorporated by reference to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
(2)	Incorporated by reference to amendment number 3 to Registrant’s Registration Statement on Form S-1 (File No. 333-91644) dated November 12, 2002.
(3)	Filed with initial Registration Statement on Form S-3 (File No. 333-117037) dated June 30, 2004.